UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D. C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):
October 14, 2025

Albertsons Companies, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-39350	47-4376911
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

250 Parkcenter Blvd.
Boise, Idaho 83706
(Address of principal executive office and zip code)
(208) 395-6200
(Registrant’s telephone number, including area code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, $0.01 par value	ACI	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.	☐

Item 1.01	Entry into a Material Definitive Agreement.

On October 14, 2025, Albertsons Companies, Inc. (the "Company"), entered into an accelerated share repurchase agreement (the "ASR Agreement") with JPMorgan Chase Bank, National Association ("Chase") to repurchase $750 million of the Company's shares of common stock (the "Accelerated Share Repurchase") as part of the Company's previously announced share repurchase program.

Under the ASR agreement, on October 15, 2025, the Company will make an aggregate payment of $750 million to Chase and expects to receive an initial delivery of approximately 80% of the shares of the Company's common stock initially underlying the ASR Agreement. The total number of shares to be repurchased by the Company pursuant to the ASR Agreement will be based on the volume-weighted average price of the Company's common stock on specified dates during the term of the ASR Agreement, less a discount, and subject to customary adjustments under the terms and conditions of the ASR Agreement. The transactions under the ASR Agreement are expected to be completed no later than the first quarter of 2026.

The ASR Agreement contains the terms of the Accelerated Share Repurchase, including, but not limited to, the share calculation mechanism, delivery timing, circumstances under which Chase is permitted to make adjustments to valuation and calculation periods, mutual representations and warranties, and early termination conditions. This summary is qualified in its entirety by reference to the ASR Agreement, a copy of which is attached as Exhibit 10.1 hereto and incorporated herein by reference.

Item 8.01	Other Events.

On October 14, 2025, the Company issued a press release announcing that it had entered into the ASR Agreement and that its Board of Directors authorized an increase in its total share repurchase program to $2.75 billion inclusive of the ASR Agreement. A copy of the Company's press release is attached as Exhibit 99.1 hereto.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits. The following exhibits are being filed herewith:

10.1	Master Confirmation - Accelerated Share Repurchase Agreement, between the Company and JPMorgan Chase, National Association dated October 14, 2025
99.1	Press Release dated October 14, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Albertsons Companies, Inc.
(Registrant)

October 15, 2025	By:	/s/ Thomas Moriarty
	Name:	Thomas Moriarty
	Title:	Executive Vice President, M&A and Corporate Affairs